Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2017 FIRST QUARTER RESULTS

NEW YORK, NY, May 4, 2017 – Alleghany Corporation (NYSE-Y) announced today its financial results for the first quarter of 2017. Highlights are listed below.

●	Book value per common share[1] was $530.86 as of March 31, 2017, an increase of 3.0% from book value per common share[1] as of December 31, 2016.

●	Alleghany reported net earnings[2] of $149.2 million for the 2017 first quarter, compared with $154.5 million for the 2016 first quarter.

●	Alleghany reported $9.67 of earnings per diluted share and $7.29 of operating earnings per diluted share for the 2017 first quarter, compared with $9.96 and $9.32, respectively, for the 2016 first quarter.

Weston Hicks, President and chief executive officer of Alleghany, stated, “Our first quarter results reflect strong investment performance, particularly by Alleghany’s equity portfolio, and solid underwriting discipline at each of our     (re)insurance businesses. Financial statement total return2 before tax was 1.7%, and net investment income increased 10.1% in the first quarter, primarily due to higher returns from our equity investment in Ares and investment returns in Ares-managed funds. The consolidated combined ratio for our (re)insurance businesses was 91.6 % in the 2017 first quarter, compared with 87.7% in the prior year first quarter. The 2017 first quarter underwriting results reflect favorable prior accident year reserve development of $47.7 million, primarily at TransRe and RSUI, compared with $85.3 million of favorable prior accident year reserve development in the first quarter of 2016. The 2017 first quarter favorable prior accident year reserve development is net of an unfavorable adjustment of $24.4 million arising from the U.K. Ministry of Justice’s decision to significantly reduce the discount rate, referred to as the Ogden rate, used to calculate lump-sum bodily injury payouts in personal injury insurance claims in the U.K. RSUI, CapSpecialty and PacificComp all performed well in the quarter and selectively expanded their net premiums written despite competitive pressures.”

The following table summarizes results for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,		Percent
	2017	2016	Change
	(in millions)
Net premiums written	$1,233.1	$1,322.2	(6.7%)
Earnings before income taxes	207.9	212.3	(2.1%)
Underwriting profit	101.4	150.2	(32.5%)
Net investment income	115.5	104.9	10.1%
Net earnings attributable to Alleghany stockholders	149.2	154.5	(3.4%)

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

[2]	As calculated in Alleghany’s financial supplement.

Mr. Hicks continued, “Alleghany Capital had acceptable results in a seasonally slow quarter generating a pre-tax operating loss of $8.2 million compared with a loss of $7.2 million in the first quarter of 2016. Adjusted EBITDA in the quarter was $2.1 million compared to $1.9 million in the first quarter of 2016. Alleghany Capital’s manufacturing and services businesses generated Adjusted EBITDA of $8.9 million in the first quarter of 2017, an increase from $7.0 million in the first quarter of 2016, and SORC reduced its operating loss. Operating results were negatively impacted in the quarter due to some one-time, long-term compensation plan true-ups and the impact of a rise in price of Alleghany common stock on the plans. In the first quarter of 2017, Alleghany Capital’s manufacturing and services businesses included ownership of Kentucky Trailer, IPS, Bourn & Koch and Jazwares. Alleghany Capital’s investment in its operating businesses, including SORC, was $584.9 million as of March 31, 2017.”

SEGMENT RESULTS

The following table summarizes the segment results for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,		Percent
	2017	2016	Change
	(in millions)
Net premiums written:
Reinsurance Segment	$949.4	$1,055.9	(10.1%)
Insurance Segment	283.7	266.3	6.5%

	$1,233.1	$1,322.2	(6.7%)

Underwriting profit:
Reinsurance Segment	$53.4	$95.5	(44.1%)
Insurance Segment	48.0	54.7	(12.2%)

	$101.4	$150.2	(32.5%)

Reinsurance Segment

The decrease in TransRe’s net premiums written in the first quarter of 2017 from the first quarter of 2016 primarily reflects $190.2 million of premiums in the first quarter of 2017 related to a large whole account quota share treaty, compared with $244.8 million of such premiums in the first quarter of 2016. The decrease in the quota share treaty reflects elevated premiums written in the first quarter of 2016 due to differences between initial premium estimates at contract inception, which were recorded in the fourth quarter of 2015, and actual data subsequently reported. In addition, the decrease in net premiums written in the first quarter of 2017 from the first quarter of 2016 also reflects a decrease in international premiums written, the impact of changes in foreign currency exchange rates and higher ceded premiums written due to an increase in retrocessional coverage purchased in 2017.

TransRe’s 2017 first quarter combined ratio was 94.3%, compared with 89.8% for the 2016 first quarter. TransRe’s lower underwriting profit and higher combined ratio for the 2017 first quarter primarily reflects less favorable prior accident year loss reserve development primarily due to the impact of the Ogden rate change and, to a lesser extent, the impact of lower net premiums earned.

Insurance Segment

The increase in the insurance segment net premiums written in the first quarter of 2017 from the first quarter of 2016 reflects continued growth at PacificComp and CapSpecialty, as well as an increase at RSUI. For the first quarter of 2017, PacificComp’s net premiums written increased by 18.6%, CapSpecialty’s net premiums written increased by 3.6%, and RSUI’s net premiums written increased by 5.2%.

The insurance segment’s 2017 first quarter combined ratio was 83.0%, compared with 80.6% for the 2016 first quarter. The higher combined ratio and lower underwriting profit for the 2017 first quarter primarily reflect less favorable prior accident year loss reserve development and the impact of lower net premiums earned and higher commissions, brokerage and other underwriting expenses at RSUI.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and Adjusted EBITDA for Alleghany Capital for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017				2016
	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total
	($ in millions)
Earnings (losses) before income taxes	$1.6	$(6.5)	$(3.3)	$(8.2)	$1.5	$(7.5)	$(1.2)	$(7.2)

Adjusted EBITDA	$8.9	$(3.6)	$(3.2)	$2.1	$7.0	$(3.9)	$(1.2)	$1.9
Less: depreciation expense	(2.1)	(2.9)	-	(5.0)	(1.3)	(3.6)	-	(4.9)
Less: amortization of intangible assets	(4.3)	-	-	(4.3)	(4.1)	-	-	(4.1)
Less: interest expense	(0.8)	-	(0.1)	(0.9)	(0.3)	-	-	(0.3)
Add: net realized capital gains (losses)	(0.1)	-	-	(0.1)	(0.1)	-	-	(0.1)
Adjustments to equity in earnings of Jazwares and ORX	-	-	-	-	0.3	-	-	0.3

Earnings (losses) before income taxes	$1.6	$(6.5)	$(3.3)	$(8.2)	$1.5	$(7.5)	$(1.2)	$(7.2)

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the first quarter of 2017 of $115.5 million, an increase of 10.1% from the first quarter of 2016, primarily reflecting higher income from other invested assets, partially offset by lower dividend and interest income. The increase in other invested assets primarily reflects higher returns on our equity investment in Ares Management, LLC (“Ares”), and higher returns on investment in certain Ares’ managed funds.

Financial statement total return2 on investments was 1.7% for the 2017 first quarter, compared with 1.5% for the 2016 first quarter.

OTHER FINANCIAL INFORMATION

As of March 31, 2017, Alleghany had 15,418,011 shares of its common stock outstanding, compared with 15,410,164 shares of its common stock outstanding as of December 31, 2016. As of March 31, 2017, Alleghany had $379.2 million remaining under its share repurchase authorization. There were no repurchases of shares during the first quarter of 2017.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

2 As calculated in Alleghany’s financial supplement.

Additional information regarding Alleghany’s 2017 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance, primarily in California. Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments include: (i) Bourn & Koch, Inc. (referred to herein as “Bourn & Koch”), a manufacturer and remanufacturer of precision machine tools as well as a supplier of replacement parts and related services; (ii) IPS-Integrated Project Services, LLC (referred to herein as “IPS”), a technical service provider focused on the global pharmaceutical and biotechnology industries; (iii) Jazwares, LLC (referred to herein together with its affiliates as “Jazwares”), a licensed toy and consumer electronics company; (iv) R.C. Tway Company, LLC (dba and referred to herein as Kentucky Trailer), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; and (v) Stranded Oil Resources Corporation (referred to herein as “SORC”), an exploration and production company focused on enhanced oil recovery. For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings per diluted share and Adjusted EBITDA, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of our calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended March 31,
	2017	2016
	(in millions)
Earnings before income taxes	$207.9	$212.3
Adjustments to earnings before income taxes:
Net investment income	115.5	104.9
Net realized capital gains	59.6	35.9
Other than temporary impairment charges	(3.2)	(20.8)
Other income	151.3	137.4
Other operating expenses	(175.1)	(162.2)
Corporate administration	(16.9)	(9.7)
Amortization of intangible assets	(3.8)	(3.1)
Interest expense	(20.9)	(20.3)

	106.5	62.1
Underwriting profit	$101.4	$150.2

Operating earnings per diluted share represents earnings per diluted share excluding (on an after-tax basis) net realized capital gains and other than temporary impairment losses, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings per diluted share as a supplement to diluted earnings per share, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings per diluted share attributable to its performance exclusive of realized capital gains or losses and impairments. A reconciliation of operating earnings per diluted share to diluted earnings per share is presented below.

	Three Months Ended March 31,
	2017	2016(1)
	(dollars in millions, except per share and share amounts)

Net earnings attributable to Alleghany stockholders	$ 149.2	$ 154.5
Adjustments to net earnings:
Net realized capital gains	59.6	35.9
Other than temporary impairment charges	(3.2)	(20.8)
Income tax effect of adjustments	(19.7)	(5.3)

	36.7	9.8
Operating income	$ 112.5	$ 144.7

Weighted average diluted common shares outstanding	15,420,468	15,464,489
Diluted earnings per share	$ 9.67	$ 9.96
Diluted operating earnings per share	$ 7.29	$ 9.32

(1)	The numerators for calculating diluted earnings per share and operating earnings per share are further reduced by $0.4 million for the effect of dilutive securities.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments held by Alleghany Capital. Adjusted EBITDA represents other revenue less certain other expenses and does not include: (i) depreciation expense (a component of other operating expenses); (ii) amortization of intangible assets; (iii) interest expense; (iv) net realized capital gains; (v) other than temporary impairment losses; and (vi) income taxes. Because Adjusted EBITDA excludes interest expense, income taxes, net realized capital gains, other than temporary impairment losses, depreciation and amortization, it provides an indication of economic performance that is not affected by levels of debt, interest rates, effective tax rates or levels of depreciation and amortization resulting from purchase accounting. Alleghany uses Adjusted EBITDA as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of certain non-insurance operating subsidiaries and investments. A reconciliation of Adjusted EBITDA to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

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Forward-looking Statements

This release contains disclosures which may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in Alleghany’s 2016 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2017 – $1,816,796; 2016 – $2,816,572)	$2,215,477	$3,109,523
Debt securities (amortized cost: 2017 – $12,964,344; 2016 – $12,927,103)	13,052,529	12,983,213
Short-term investments	1,725,088	778,410

	16,993,094	16,871,146
Commercial mortgage loans	619,681	594,878
Other invested assets	684,031	645,245

Total investments	18,296,806	18,111,269
Cash	624,445	594,091
Accrued investment income	107,438	113,763
Premium balances receivable	806,663	743,692
Reinsurance recoverables	1,259,584	1,272,219
Ceded unearned premiums	218,897	201,023
Deferred acquisition costs	455,122	448,634
Property and equipment at cost, net of accumulated depreciation and amortization	111,420	112,920
Goodwill	284,974	284,974
Intangible assets, net of amortization	374,915	378,680
Current taxes receivable	13,526	25,950
Net deferred tax assets	265,095	354,852
Funds held under reinsurance agreements	615,487	591,602
Other assets	504,769	522,922

Total assets	$23,939,141	$23,756,591

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$10,989,945	$11,087,199
Unearned premiums	2,214,946	2,175,498
Senior Notes and other debt	1,471,183	1,476,489
Reinsurance payable	112,220	90,659
Other liabilities	892,526	912,081

Total liabilities	15,680,820	15,741,926

Redeemable noncontrolling interests	73,472	74,720

Common stock (shares authorized: 2017 and 2016 – 22,000,000; shares issued: 2017 and 2016 – 17,459,961)	17,460	17,460
Contributed capital	3,611,709	3,611,993
Accumulated other comprehensive income	202,185	109,284
Treasury stock, at cost (2017 – 2,041,950 shares; 2016 – 2,049,797 shares)	(809,729)	(812,840)
Retained earnings	5,163,224	5,014,048

Total stockholders’ equity attributable to Alleghany stockholders	8,184,849	7,939,945

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$23,939,141	$23,756,591

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended March 31,
	2017	2016
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,209,188	$1,221,565
Net investment income	115,538	104,863
Net realized capital gains	59,651	35,893
Other than temporary impairment losses	(3,217)	(20,759)
Other revenue	151,292	137,388

Total revenues	1,532,452	1,478,950

Costs and Expenses
Net loss and loss adjustment expenses	699,305	664,644
Commissions, brokerage and other underwriting expenses	408,515	406,733
Other operating expenses	175,138	162,164
Corporate administration	16,885	9,734
Amortization of intangible assets	3,764	3,085
Interest expense	20,935	20,269

Total costs and expenses	1,324,542	1,266,629

Earnings before income taxes	207,910	212,321
Income taxes	58,550	57,668

Net earnings	149,360	154,653
Net earnings attributable to noncontrolling interest	184	148

Net earnings attributable to Alleghany stockholders	$149,176	$154,505

Net earnings	$149,360	$154,653
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of $67,270 and $54,981 for 2017 and 2016, respectively	124,929	102,107
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($19,752) and ($5,297) for 2017 and 2016, respectively	(36,682)	(9,837)
Change in unrealized currency translation adjustment, net of deferred taxes of $2,719 and $11,077 for 2017 and 2016, respectively	5,049	20,571
Retirement plans	(395)	262

Comprehensive income	242,261	267,756
Comprehensive income attributable to noncontrolling interest	184	148

Comprehensive income attributable to Alleghany stockholders	$242,077	$267,608

Basic earnings per share attributable to Alleghany stockholders	$9.68	$10.00
Diluted earnings per share attributable to Alleghany stockholders	9.67	9.96